EXHIBIT 2.b
                                                                     -----------

                               PURCHASE AGREEMENT


         THIS AGREEMENT is made effective as of this 17th day of March 1997, by and among Video Update, Inc., a Delaware corporation having its principal place of business at 3100 World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101 ("Video Update" or the "Company") and Susan Janae Kingston and Larry Peterman, individuals residing at 538 South 4500 West, West Point, Utah 84015 (the "Owners") d/b/a Movie Buffs ("MB"), having its principal place of business at 938 North 900 West, Salt Lake City, Utah 84116 (MB and the Owners are hereinafter referred to as the "Sellers").

                                    RECITALS

         WHEREAS, Susan Janae Kingston owns all of the Assets (as defined below) used or useful in the video rental business carried out at the Stores (the "Stores") listed on Exhibit A annexed hereto; and

         WHEREAS, Larry Peterman has, may have, or may claim an ownership interest in the Assets, although no ownership or other interest is intended to be created for or conveyed to Mr. Peterman through this Agreement or the transactions contemplated hereby; and

         WHEREAS, Video Update wishes to acquire from the Sellers, and the Sellers wish to transfer to Video Update, the Assets in exchange for which Video Update shall issue and transfer to the Sellers certain consideration on the terms and conditions set forth below; and

         WHEREAS, the parties intend that this Agreement shall constitute a complete transfer to Video Update of all of the Assets; and

         NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual premises and the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       PURCHASE OF MB ASSETS

         1.1 PURCHASE OF ASSETS. Subject to the terms, provisions and conditions of this Agreement and upon the basis of the representations and warranties made herein, at the Closing (as defined below) the Sellers shall assign and transfer to Video Update all their right, title and interest in and to the following assets used or usable in connection with the MB business carried on at the Stores (the "Assets"):

                  (a) All tangible property of the Stores, including but not limited to the tangible property described on Schedule 1.1(a), wherever located, including without limitation, inventory, leaseholds, leasehold improvements, security systems, racking, fixtures, equipment, furniture, office furnishings, office equipment, computers and peripherals;







                  (b) All accounts or customer receivables for the Stores as described on Schedule

 1.1(b);
 ------

                  (c) All trade secrets, "know how," confidential information and data related to the Stores;

                  (d) All customer lists, vendor lists, data bases, catalogues, brochures, art work, sales literature, advertising buys, advertising material, promotional material and other selling material related to MB's customers or marketing efforts at the Stores;

                  (e) All books and records of the MB business related to the Stores, including, without limitation, all movie rental records, customer credit applications, all invoices, purchase orders, files, documents, papers, computer files and/or other records of any description and in any medium which pertain in any way to the MB business;

                  (f) All rights under all material agreements as set forth on the schedule annexed hereto and marked Schedule 1.1(f) and under all warranties, licenses, governmental permits or licenses of any description, distribution and franchise agreements, equipment leases, sales orders and purchase orders related to the Stores;

                  (g) All rights as a member in any cooperative association and/or "buying group" and all supplier information related to the Stores;

                  (h) All rights, as licensee or otherwise, to use and employ in its business existing computer systems at the Stores, together with all associated hardware, software, documentation, computer files and back up files;

                  (i) All rights to telephone number(s), fax number(s), telex address(es) (if any), lock box(es) (if any) and post office box address(es) for the Stores; and

                  (j) All other assets of the Stores, tangible and intangible, wherever located, related to and owned by the Sellers in connection with the MB business carried on at the Stores.

         1.2      PURCHASE PRICE.

                  (a) Consideration. Video Update shall:

                           (i) pay on behalf of the Sellers by wire or check the sum of Five Hundred Thousand Dollars ($500,000), of which Four Hundred Fifty Thousand Dollars ($450,000) shall be paid at Closing and Fifty Thousand Dollars ($50,000) shall be paid on behalf of the Sellers on the tenth business day following the Closing Date provided that Video Update is

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         reasonably satisfied that the transfer of the Assets has been completed in accordance with the terms of this Agreement; and

                           (ii) assume the specific liabilities and obligations incurred and arising subsequent to the Closing for the leases for the Stores, which liabilities and obligations are described on Schedule 1.2 (the "Assumed Liabilities"). With the exception of the Assumed Liabilities, Video Update shall not be deemed by anything in this Agreement to have assumed any liabilities of the Sellers of any kind, character or nature and the indemnification provisions of Section 4 shall apply with respect to any and all liabilities not expressly assumed by Video Update in this Agreement, including but not limited to any store lease related expenses, charges or adjustments (including common area charges) for the period prior to the Closing, even if such expenses, charges or adjustments are not billed until after the Closing.

The Assumed Liabilities and the cash consideration referenced above shall be the total consideration (the "Purchase Price") for the Assets.

         1.3 CLOSING. The closing (the "Closing") of the purchase of the Assets under this Agreement shall take place at the offices of Video Update at St. Paul, Minnesota, on or before the 17th day of March 1997, or such other date and place as shall be agreed upon by the Sellers and Video Update, at 10 o'clock a.m. The date of the Closing is hereinafter referred to as the "Closing Date." All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed to have been taken nor any documents executed or delivered until all have been taken, executed and delivered. At Closing:

                  (a) The Sellers shall deliver to Video Update all executed documents including without limitation, bills of sale, necessary to transfer all right, title and interest in and to the Assets to Video Update, and Video Update shall arrange for the issuance and delivery to the Sellers of the Purchase Price on the terms set forth in Section 1.2 hereof;

                  (b) The Sellers shall deliver to Video Update all documents of the MB business not previously delivered to Video Update including, without limitation, the final financial report of MB's management for the most recently completed fiscal year and any interim period; and

                  (c) The Sellers shall deliver an opinion of their counsel dated the Closing Date in substantially the form set forth in Exhibit B.

2.       REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each of the Sellers, jointly and severally, represent and warrant to Video Update, upon which representations and warranties Video Update relies, and which representations and warranties shall survive the Closing, as follows:

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         2.1 OWNERSHIP OF ASSETS.  The Sellers (i) are the sole owners of all of the Assets and (ii) have good and marketable title to the Assets with full and absolute authority to transfer the Assets to Video Update. None of the Assets are subject to any mortgage, pledge, lien, security interest, lease, charge, encumbrance, objection, claim or joint ownership, including, but not limited to, any such claims by or on behalf of "Rentrak Corporation" for property included in the Assets, except as set forth on Schedule 2.1.

         2.2 AUTHORIZATION. This Agreement has been duly and validly authorized, executed, and delivered by each of the Sellers. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which each of the Sellers is a party constitute the valid and legally binding obligations of each of the Sellers, as applicable, and are enforceable against them in accordance with their respective terms except insofar as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the rights of creditors and general equitable principles. The execution, delivery and performance by the Sellers of this Agreement and the agreements provided for herein, and the consummation by the Sellers of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any by-law, charter, law, rule or regulation applicable to Sellers; (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (c) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any indebtedness, contract, lease, license, permit, lien, charge or encumbrance upon the properties or assets of the Sellers pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which any of the Sellers are a party or by which any of the Assets is or may be bound or subject.

         2.3      FINANCIAL STATEMENTS.

                  (a) MB Financial Statements. Annexed hereto as Schedule 2.3(a) are true and complete copies of management's final financial statements as of December 31, 1996 (the "Financial Statements"). All such Financial Statements are in accordance with the books and records of the MB business, and (i) present fairly and correctly the financial position of the MB business as of the respective dates and for the respective periods indicated, (ii) include all required adjustments, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and practices.

                  (b) No Adverse Changes or Undisclosed Liabilities. Except as set forth on Schedule 2.3(b), since December 31, 1996, none of the following has occurred or arisen, whether or not in the ordinary course of business: (i) a disposition or encumbrance of any Asset or portion of the Assets (ii) any adverse change in the assets, financial condition, operations or business of MB, or (iii) any event, condition or state of facts of any character known to the Sellers which might adversely affect the results of operations, business, financial condition or prospects of the MB business. Except as set forth on
Schedule 2.3(b) no liabilities or obligations, fixed, accrued,


                                       -4-





contingent or otherwise, exist with respect to or in connection with the Assets that are not fully reflected or provided for on, or disclosed in the notes to, the Financial Statements except liabilities and obligations incurred in the ordinary course of business since December 31, 1996, none of which individually or in the aggregate have been or is adverse to the Assets or the operations, business, financial condition or prospects of the MB business. Schedule 2.3(b) sets forth all promotions and promotional activities of the MB business, none of which shall obligate Video Update, directly or indirectly, to continue such promotions or provide anything of value in connection with the same after the Closing.

         2.4 ACCOUNTS RECEIVABLE; INVENTORIES. Except as set forth on Schedule 2.4, (i) any accounts receivable reflected on the Financial Statements have been collected or are collectible in the amounts shown, subject to a reasonable allowance for doubtful accounts as set forth in the Financial Statements; (ii) the inventories shown on the Financial Statements and the inventories acquired since December 31, 1996 consist of items of a quantity and quality usable, rentable, or salable in the normal course of the business of MB; and (iii) the value at which the inventories are carried on the Financial Statements reflects the lower of the MB business' cost or net realizable market value.

         2.5      TAX MATTERS.

                  (a) Except as set forth on Schedule 2.5 attached  hereto,  the
Sellers have paid all income taxes, capital gains taxes, withholding taxes, capital taxes, sales and use taxes, goods and services taxes, business taxes, ad valorem taxes, property taxes, excise taxes, customs and import duties, imposts, rates, levies, assessments and fees, and all other taxes of every kind, character or description, including all interest, fines, and penalties relating thereto, imposed by any governmental or quasi-governmental authority, domestic or foreign, whether federal, state, territorial or municipal (collectively the "Taxes") required to be paid by the Sellers with respect to the MB business or the Assets for all periods prior to the Closing Date. No outstanding assessments, reassessments, notices of determination, or notices of any kind whatsoever, or increases in tax rates with respect to any such Taxes exist. All reports, returns and other documents relating to or covering all such Taxes, which are due or required to be filed at or prior to the Closing Date have been duly filed or caused to be filed;

                  (b) None of the income tax returns for Taxes of the MB business or the Owners has been audited by any taxing authority. Except as set forth in Schedule 2.5, no action, suit, proceeding, audit, investigation or claim is pending or threatened, in respect of any Taxes for which either of the Sellers is liable, nor has any deficiency or claim for any Taxes been proposed or asserted. No waiver of any statute of limitations with respect to any taxation year has been executed by the Sellers; and no agreement, waiver or consent providing for an extension of time with respect to the assessment, reassessment or other determination of any Taxes against the Sellers, and no power of attorney granted by any of the Sellers with respect to any matters relating to Taxes is currently in force.


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         2.6 REQUIRED CONSENTS, NO DEFAULT. Except as described in Schedule 2.6, neither the execution and delivery of this Agreement nor compliance by any of the Sellers with its terms and provisions will require the affirmative consent, approval, order or authorization of or any registration, declaration or filing with any third party or authority. None of the Sellers is in default under or in violation of any provision of any indenture, mortgage, lease, loan or other agreement relating to the Stores or the Assets to which either is a party or is bound or to which either of their properties is subject.

         2.7 LITIGATION. Except as set forth on Schedule 2.7 attached hereto (a) no action, suit or proceeding to which any of the Sellers is a party (either as a plaintiff or defendant) is pending or threatened before any court or governmental agency, authority, body or arbitrator and no basis for any such action, suit or proceeding exists; (b) neither of the Sellers nor any officer, director or employee of the MB business has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Sellers; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring either of the Sellers to take any action of any kind with respect to the business, assets or properties of the MB business. Video Update shall not under any circumstances assume or be deemed to have assumed any obligation, responsibility or liability with respect to the matters described on Schedule 2.7.

         2.8 NO BROKER'S OR FINDER'S FEES. No agent, broker, investment banker, person or firm has or will have, as a result of any act or omission of any Seller or any of its affiliates, any right, interest or valid claim against Video Update for any commission, fee or other compensation or similar fee as a finder or broker in connection with the transactions contemplated by this Agreement.

         2.9 COPIES OF DOCUMENTS. Upon request, the Sellers will make available for inspection and copying by Video Update or its attorneys or accountants true and correct copies of all documents referred to in this Section 2 or in any schedule or exhibit delivered by any Seller to Video Update in connection with this Agreement and any other agreements and records of the MB business that Video Update requests.

         2.10 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required to be obtained or made by any Seller in connection with the execution and delivery of this Agreement or the sale and delivery of the Assets, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing Date.

         2.11 COMPLIANCE WITH AGREEMENTS AND LAWS. The Sellers have all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state, and local authorities necessary to conduct its business as currently conducted (collectively, the "Permits"). The business of MB as conducted through the date hereof has not violated any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices). Except as set forth on Schedule 2.11, no Seller has had notice or communication from any federal, state, or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

         2.12     EMPLOYEE RELATIONS.

                  (a) The Sellers are in compliance with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and they are not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

                  (b) Except as set forth on Schedule 2.12 attached hereto:

                           (i) none of the employees of the MB business are represented by any labor union;

                           (ii) there is no unfair labor practice complaint against the MB business pending before any federal, state, or local agency; and

                           (iii) there is no pending labor strike or other labor trouble affecting the MB business (including, without limitation, any organizational drive).

         2.13  ABSENCE  OF CERTAIN  CHANGES  OR  EVENTS.  Except as set forth on
Schedule 2.13 annexed hereto, since December 31, 1996, no Seller has entered into any transaction that is not in the usual and ordinary course of business. Other than as specifically described on Schedule 2.13, neither Seller is a party to any leases, contracts, franchises or commitments or agreements to enter into any of the same, written or oral, extending beyond the Closing Date.

         2.14 MB PERSONNEL INFORMATION. Schedule 2.14 annexed hereto is a true and complete list, as of the Closing Date, setting forth:

                  (a) The names of all persons, if any, holding powers of attorney from the Sellers, and a summary statement of the terms thereof;

                  (b) The names and addresses of all employees of the Sellers at the Stores and their annual compensation together with their social security numbers and all independent contractors, consultants, subcontractors with whom the Sellers have contracted with respect to the Stores during the 12 months preceding the Closing Date, and the social insurance numbers and the amount of any commission and monies owed or paid by the Sellers to such independent contractors, consultants and subcontractors during said 12 month period. Such independent contractors, consultants and subcontractors have been treated as such by the Sellers and have not been and never have been treated as employees of the Sellers for which any withholding taxes or other applicable tax may be due from the Sellers; and

                  (c) All contracts or arrangements, whether written or oral, pursuant to which the Sellers have received or are receiving services.

         2.15 DISCLOSURE. No representation or warranty by any of the Sellers (individually or collectively) in this Agreement, nor any statement, certificate or Schedule furnished or to be furnished to Video Update by or on behalf of either of the Sellers pursuant to or in connection with this Agreement nor any document or certificate delivered to Video Update pursuant to or in respect of this Agreement contains or will contain any untrue or misleading statement of a material fact or omits or will omit to state a material fact reasonably related to the transactions covered by this Agreement, and all such representations and warranties are and on the Closing Date will be accurate and complete in all material respects.

3.       REPRESENTATIONS AND WARRANTIES OF VIDEO UPDATE

         Video Update represents and warrants to the Sellers, upon which representations and warranties the Sellers rely, as follows:

         3.1 ORGANIZATION AND RELATED MATTERS. Video Update is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power to enter into this Agreement and to consummate the transactions contemplated hereby.

         3.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement by Video Update have been duly and validly authorized and approved by the Executive Committee of the Board of Directors of Video Update and no other proceedings on the part of Video Update are necessary to authorize the execution, delivery and performance of this Agreement by Video Update.

4.       INDEMNIFICATION

         4.1 SUBJECTS INDEMNIFIED AGAINST BY THE SELLERS. The Sellers, jointly and severally, agree to defend, indemnify and hold harmless Video Update
(including any director, officer, employee, representative or agent), and its successors and assigns, from and against any and all damages, losses and expenses suffered by Video Update, or any subsidiary of Video Update, resulting from (i) any breach of warranty or agreement or non-fulfillment of any obligation on the part of the Sellers (individually or together) under this Agreement (including the Schedules and Exhibits to this Agreement), (ii) any misrepresentation in this Agreement or in any Schedule, Exhibit, certificate or other instrument furnished by the Sellers to Video Update hereunder or any failure to state herein or in any such Schedule, Exhibit, certificate or instrument any fact required by the terms hereof or therein to be stated or necessary to be stated in order to make the statements made herein or therein not misleading, and (iii) all demands, assessments, judgments, settlements, reasonable costs and legal and other expenses arising from or in connection with any action, suit, proceeding or claim by any third party resulting in damage or loss to Video Update or any subsidiary of Video Update as a consequence of any such misrepresentation, breach of warranty or nonfulfillment of obligation.

         4.2 CONDITIONS TO INDEMNIFICATION. The obligations and liabilities of the Sellers hereunder with respect to their respective indemnities pursuant to this Section, resulting from any claim or other assertion of liability by third parties, shall be subject to the following terms and conditions:

                  (a) Video Update or any of its subsidiaries seeking indemnification (the "Indemnified Party") shall give the Sellers, as the case may be (the "Indemnifying Party"), notice in writing within thirty (30) days of
(i) any claim or potential claim, (ii) the commencement of any action or proceeding, or (iii) the occurrence of any other event giving rise to indemnification rights under this Section. The Indemnified Party receiving notice of such claim, commencement of such action or proceeding or the occurrence of such event shall give the Indemnifying Party written notice of such claim, the commencement of such action or proceeding or the occurrence of such event and, in each case, the basis therefor, provided, however, that failure to give such notice within such thirty (30) day period shall not affect the liability of the Indemnifying Party under this Agreement unless the failure to give such notice within such time period materially adversely affects the Indemnifying Party's ability to defend itself against the claim giving rise to the Indemnified Party's claim for indemnification or to cure the default giving rise to such claim. With respect to threatened or asserted claims of third parties, the Indemnifying Party shall have the right to control the defense of such claim by counsel of its own choosing, provided that the Indemnified Party shall have the option at its expense to cooperate in such defense with counsel of its choosing. If the Indemnified Party is named as a party against which claim is asserted or action or proceeding is commenced, the Indemnifying Party shall have the right (i) to defend any such claim, action or proceeding brought by a third party of which notice has been delivered pursuant hereto, and (ii) to compromise or settle such claim, action or proceeding brought by a third party of which notice has been delivered pursuant hereto. In the event that the Indemnified Party shall undertake to compromise, settle or defend any such asserted liability, it shall promptly notify the Indemnifying Party of its intention to do so and the terms of such compromise or settlement, and the Indemnifying Party agrees to cooperate in the compromise of, or defense against, any such asserted liability. In any event, the Indemnified Party shall have the right at its own expense to participate in any claim, action or proceeding that is being defended by another party.

                  (b) If the Indemnifying Party fails to defend such claim within thirty days after notice of a claim hereunder, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the reasonable expense of and for the account and risk of the Indemnifying Party subject to the right of the Indemnifying Party to cooperate in the defense of such claim at any time prior to the settlement, compromise or final determination thereof.

                  (c) The Indemnifying Party will not, without Indemnified Party's prior written consent, settle or compromise any claim or consent to any entry or judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability with respect to such claim, provided, however, that should the Indemnified Party assume the control of the defense of a claim, the Indemnified Party shall have the authority to settle or compromise any claim or consent to any entry of judgment, without the Indemnifying Party's prior consent.

         4.3 PAYMENT FOR INDEMNIFICATION. The Sellers shall pay to Video Update the amount of claims for indemnification within five (5) days after the notification thereof (the "Due Date") in cash or by certified check. Video Update may set off the amount of any claim due to it from the Sellers against any amount due from Video Update to the Sellers. Any amounts not paid by the Sellers when due under this Section shall bear interest from the Due Date thereof until the date paid at the lower of eighteen percent (18%) per annum or the highest rate allowed by law.

         4.4 SURVIVAL OF INDEMNIFICATION. The indemnification provided in this Section shall survive the Closing.

         4.5 INTENT OF PARTIES. The parties hereto intend for the indemnification provisions of this Section to be construed as a full indemnification in accordance with its terms, notwithstanding the use of any "substantial" or "material" standard contained elsewhere in this Agreement. Any remedies of Video Update shall be cumulative and not exclusive. Specifically, but not by way of limitation, the parties make no attempt to limit any claims based on common law fraud or other similar remedies.

5.       NON-DISCLOSURE OF INFORMATION

         (a) With respect to the operations of the Stores, each of the Sellers recognizes and acknowledges that (i) all plans, systems, methods, designs, procedures, books and records relating to the operations, personnel and practices (whether instituted or commenced prior or subsequent to the date hereof) of the Stores, and (ii) all other records, documents and information concerning the business activities, practices, and procedures of the Stores, may constitute valuable, special and unique assets of the business of MB to be acquired by Video Update. Each of the Sellers therefore covenants and agrees that he, she or it will not, following the date of this Agreement, disclose any part thereof that is confidential to any person, firm, corporation, association or other entity, for any reason or purpose whatsoever.

         (b) Each of the Sellers acknowledges that the restrictions contained in this Section, in view of the nature of the business in which it is engaged, are reasonable and necessary to protect its legitimate interests, and that any violation thereof could result in irreparable injuries to Video Update. Each of the Sellers therefore acknowledges that, in the event of a breach or threatened breach of the provisions of this paragraph by the Sellers, Video Update shall be entitled to request from any court of competent jurisdiction, preliminary and permanent injunctive relief restraining the Sellers from disclosing any such records, documents or information.

6.       RESTRICTIVE COVENANT

         (a) Each of the Sellers agrees that for a period of three (3) years from the Closing, neither they nor their respective successors or assigns shall engage directly as a principal or indirectly as (i) an advisor, (ii) an agent (whether a salesperson or otherwise), (iii) a broker or (iv) a partner, coventurer, stockholder or other proprietor owning directly or indirectly more than five percent (5%) interest in any firm, corporation, partnership, trust, association or other organization, in the sale, rental or service of any asset, part or product rented, sold, offered, featured or otherwise included in the business of MB prior to the Closing, within a three mile radius of each of the Stores.

         (b) Each of the Sellers acknowledges that the restrictions contained in this Section, in view of the nature of the business in which Video Update is engaged, are reasonable and necessary to protect the legitimate interests of Video Update, and that any violation thereof could result in irreparable injuries to Video Update. The Sellers acknowledge that, in the event of a breach or threatened breach of the restrictions of this Section by any of the Sellers, Video Update shall be entitled to request from any court of competent jurisdiction, preliminary and permanent injunctive relief restraining them (or their respective successors, assigns, or transferees) from any violation of the foregoing.

         (c) Nothing herein shall be construed as prohibiting Video Update from pursuing any other remedies available for such breach or threatened breach, including recovery of damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, by the Sellers.

         (d) Each of the Sellers acknowledges the intention that Video Update shall have the broadest possible protection of the value of the business of Video Update in the trade areas set forth above (to the extent that the business is actively conducted in any such trade area as of the Closing) consistent with public policy, and it will not violate the intent of the parties if any court of competent jurisdiction should determine, in an appropriate decree, that, consistent with established precedent of the forum state, the public policy of such state requires a more limited restriction in geographical area or duration of the aforesaid covenant.

7.       GENERAL

         7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Sellers contained herein or in any Schedule, Exhibit or certificate delivered hereunder shall survive the Closing Date, shall remain in full force and effect and shall be unaffected by any investigation made by Video Update hereunder. All covenants and agreements contained herein that are to be performed or fulfilled after the Closing Date shall survive and remain in full force and effect.

         7.2 PRESS RELEASES. Unless approved in advance by Video Update, neither of the Sellers shall issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as required by law in the reasonable opinion of their counsel.

         7.3 PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereby are consummated, Video Update shall pay its own expenses, and the Sellers shall pay their own expenses, in connection with the negotiation, authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of investment banking firms, agents, representatives, counsel and accountants.

         7.4 GOVERNING LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the internal laws of the State of Minnesota in which it has been executed and in which it has a situs, without regard to its conflict of laws provisions. If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. Each of the Sellers consents to the exclusive jurisdiction of the courts of the State of Minnesota, and any state or federal court located therein, and to the appropriateness of the venue of such courts, in connection with any dispute which may arise pursuant to this Agreement or is related to the transactions contemplated hereby.

         7.5 NOTICES. Any payments, notices or other communications required or permitted hereunder shall be given in writing and deemed to have been properly given if and when delivered personally or if sent by facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         if to Video Update:                Video Update, Inc.
                                            3100 World Trade Center
                                            30 East Seventh Street
                                            St. Paul, Minnesota 55101
                                            Attention:  Daniel A. Potter,
                                                        Chief Executive Officer
                                            Facsimile:  (612) 229-9629

         with a copy to:                    Lawrence H. Gennari, Esquire
                                            O'Connor, Broude & Aronson
                                            950 Winter Street, Suite 2300
                                            Waltham, Massachusetts  02154
                                            Facsimile:  (617) 890-9261
         if to MB or the Owners:            Susan Janae Kingston
                                            Larry Peterman
                                            938 North 900 West
                                            Salt Lake City, Utah 84116
                                            Facsimile: (801) 322-2529

         with a copy to:                    Jerome H. Mooney, Esquire
                                            Mooney Law Firm
                                            50 West Broadway, 4th Floor
                                            Salt Lake City, Utah  84101
                                            Facsimile:  (801) 364-3406

or such other address as shall be furnished in writing by any party. Any such payment, notice or communication shall be deemed to have been made or given on the date of actual receipt, whichever first occurs.

         7.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and legal representatives, provided, however, that no Seller shall assign any of his, her or its rights or delegate any of its obligations hereunder to any party without the prior written consent of Video Update.

         7.7 HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         7.8 COUNTERPARTS. This Agreement may be executed originally or by facsimile and in one or more counterparts, all of which together shall be considered one and the same agreement.

         7.9 WAIVER. The failure of any party to this Agreement at any time or times to required performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, covenant, representation or warranty of this Agreement.

         7.10 ENTIRE AGREEMENT. This Agreement, together with its Exhibits and Schedules, contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersedes all prior agreements and understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement.

         7.11 ADDITIONAL ACTIONS. Video Update and the Sellers agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.




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                                      -14-





         IN WITNESS WHEREOF, this Agreement has been signed by a duly authorized officer of Video Update, and by each of the Sellers as of the day and year first above written.

                                             VIDEO UPDATE, INC.



                                             By: /s/ Daniel A. Potter
                                                 ------------------------------
                                                 Daniel A. Potter
                                                 Chief Executive Officer


                                             SUSAN JANAE KINGSTON



                                                 /s/ Susan Janae Kingston
                                                 ------------------------------


                                             LARRY PETERMAN



                                                 /s/ Larry Peterman
                                                 ------------------------------






                                      -15-





                         LIST OF EXHIBITS AND SCHEDULES


Exhibit                    Title
-------                    -----

    A                      List of Stores
    B                      Opinion of Counsel to Sellers

Schedule                   Title
--------                   -----

   1.1(a)                  Tangible Property
   1.1(b)                  Accounts and Customer Receivables
   1.1(f)                  Material Agreements
   1.2                     Assumed Liabilities
   2.1                     Encumbrances on Assets
   2.3(a)                  Financial Statements
   2.3(b)                  Statement of Adverse Changes, Undisclosed Liabilities and
                           Promotional Activity
   2.4                     Exceptions to Accounts Receivable and Usable Inventory
   2.5                     Exceptions to Tax Payments/Tax Proceedings and Claims
   2.6                     Required Consents
   2.7                     Litigation
   2.11                    Notice of Violations or Noncompliance
   2.12                    List of Labor Unions, Unfair Practices and Other Labor Matters
   2.13                    List of Transactions Not in the Ordinary Course of Business and Contracts
                           Extending Beyond the Closing
   2.14                    List of Powers of Attorney, Deposit Accounts, Signing Authorities, and of
                           Employees and Service Contracts



 Copies of the Exhibits and Schedules will be provided to the Commission upon request.


